Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Kura Oncology, Inc. of our report dated March 12, 2015, with respect to the financial statements of Kura Oncology, Inc. included in its Current Report on Form 8-K dated March 12, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

April 17, 2015